UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2021

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	CREE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Ms. Anne Whitaker from the Board of Directors (the “Board”)

    On January 24, 2021, Anne Whitaker, a member of the Board, notified Cree, Inc. (the “Company”) of her decision to resign from the Board, effective January 25, 2021. Ms. Whitaker’s resignation does not involve any disagreement with the Company, its management, the Board or any committee thereof.

(d) Appointment of Mr. Marvin Riley to the Board

    Effective as of January 25, 2021, the Board elected Marvin Riley, age 46, as a member of the Board and appointed Mr. Riley as a member of the Board’s Compensation Committee and Governance and Nominations Committee, with such appointments effective as of January 25, 2021. Mr. Riley will serve on the Board until the Company’s 2021 annual meeting of shareholders, at which point he will stand for election to the Board. Mr. Riley also serves on the board of directors of EnPro Industries, Inc.

    The Company will compensate Mr. Riley for his services as a director in accordance with the Company’s revised Schedule of Compensation of Non-Employee Directors (the “Schedule”) filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), which is incorporated herein by reference. Pursuant to these arrangements, on January 25, 2021, the Company issued Mr. Riley restricted stock units (“RSUs”) to acquire shares of the Company’s common stock with a value of $180,000. The Company granted the RSUs under its 2013 Long-Term Incentive Compensation Plan. The award vests on the first anniversary of the grant date, subject to continued service with the Company. In addition, commencing with the Company’s fourth fiscal quarter, the Company will pay Mr. Riley a cash retainer in advance at the quarterly rate of $17,500 for service as a member of the Board, $2,500 for service as a member of the Compensation Committee, and $1,250 for service as a member of the Governance and Nominations Committee. Mr. Riley will be paid a portion of the retainer for the Company’s third quarter, prorated based on the number of days remaining in the Company’s third quarter. As of January 24, 2021, Mr. Riley did not beneficially own any shares of the Company’s common stock. The address for Mr. Riley is c/o Cree, Inc. at 4600 Silicon Drive, Durham, NC 27703.

    In connection with his appointment, Mr. Riley will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 25, 2010, as filed on October 29, 2010, and is incorporated by reference herein.

    There is no arrangement or understanding between Mr. Riley and any other person pursuant to which Mr. Riley was appointed as a director. Mr. Riley is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that Mr. Riley is an independent director in accordance with the listing requirements of the Nasdaq Global Select Market.

    The press release issued by the Company on January 26, 2021 announcing the resignation of Ms. Whitaker and the election of Mr. Riley is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 8.01	Other Events.

    On January 25, 2021, the Governance and Nominations Committee of the Board approved, upon the recommendation of the Compensation Committee of the Board, the revised Schedule, to be effective January 25, 2021. The Schedule reduces the vesting schedule of RSUs granted to non-employee directors first elected to the Board after the first business day of September from three years to one year.

    The foregoing description of the Schedule is qualified by reference to the full text of the Schedule, which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

10.1	Schedule of Compensation of Non-Employee Directors, adopted effective as of January 25, 2021
99.1	Press Release dated January 26, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Senior Vice President and General Counsel

Date: January 26, 2021